Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports second quarter 2015 Earnings

MANSFIELD, PENNSYLVANIA— July 27, 2015 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, has released its unaudited financial performance for the three and six months ended June 30, 2015.

For the three months ended June 30, 2015 net income totaled $3,189,000 which compares to net income of $3,365,000 for the second quarter of 2014, which is a decrease of $176,000, or 5.2%. Earnings per share of $1.06 for the second quarter compares to $1.11 for the second quarter last year. Annualized return on equity for the comparable periods was 12.45% and 13.88%, while return on assets was 1.36% and 1.49%, respectively.

For the six months ended June 30, 2015, net income totaled $6,309,000 which compares to net income of $6,541,000 for the comparable 2014 period. This represents a decrease of $232,000, or 3.5%. Earnings per share of $2.09 for the first six months of 2015 compares to $2.15 last year. Annualized return on equity for the comparable periods was 12.41% and 13.63%, while return on assets was 1.36% and 1.45%, respectively.

Net interest income before the provision for loan loss has decreased from $15,162,000 for the six months ended June 30, 2014, to $15,148,000 for 2015. For the six months ended June 30, 2015, interest income decreased $131,000, which has been offset by a decrease in interest expense of $117,000. The margin has decreased from 3.89% last year to 3.81% for 2015. CEO and President Randall E. Black stated, “Despite the ongoing yield curve challenges that we and other banks are forced to deal with, our financial results remain strong and compare favorably to peers. The challenging yield curve has resulted in continued pressure on the tax-effected yield on interest earning assets, which has decreased from 4.48% for the six months ended June 30, 2014 to 4.36% this year. The cost of interest bearing liabilities has also declined, from .71% last year to .67% in 2015. We have been able to mitigate the declining margin with positive growth in interest earning assets, particularly average loans, which have increased by $25.9 million compared to June 30, 2014”. The provision for loan losses decreased $90,000 for the comparable periods.

At June 30, 2015, total assets were $942.5 million, up from total assets of $914.2 million as of June 30, 2014 and up $17.5 million from total assets of $925.0 million at December 31, 2014. Compared to December 31, 2014, available for sale investments have decreased $1.3 million, mostly due to unattractive yields in the market. However, net loans have increased $17.4 million, or 3.2%, compared to the end of last year. Contributing to this growth is the continued success in growing loans and deposits in the new branch in the Mill Hall / Lock Haven market. Asset quality remains strong, and continues to improve, with non-performing assets to total loans at 1.61% as of June 30, 2015 compared to 1.67% at year end and 1.70% last June. Annualized net charge-offs as a percent of average loans is very low at .03%.

Stockholders’ equity totaled $103.2 million at June 30, 2015, which compares to $100.5 million at December 31, 2014 and $98.2 million at June 30, 2014. For 2015, net income of $6.3 million was offset by cash dividends of $2.4 million and treasury share purchases of $1.0 million. Additionally, the unrealized gain on available for sale investment securities decreased $.5 million from the end of 2014 as a result of changes in interest rates impacting the fair value of investment securities. A cash dividend of $.405 per share was paid on June 26, 2015 to shareholders of record on June 19, 2015. This quarterly cash dividend is an increase of 5.2% over the dividend declared a year ago, adjusted for stock dividends. “Capital levels are very strong and our continued strong financial performance has permitted us to continue paying an attractive cash dividend and reflects the Board of Directors' desire to provide total shareholder return to our shareholder base. Our strong capital position has also enabled us to seek growth opportunities, including our recently announced signing of a definitive merger agreement to acquire The First National Bank of Fredericksburg. We are excited about the tremendous opportunity to grow our franchise and expand into the Lebanon Valley Region of Pennsylvania, added Mr. Black”.
Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30	December 31	June 30
(in thousands except share data)	2015	2014	2014
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 9,910	$ 10,091	$ 14,742
Interest-bearing	1,002	1,332	998
Total cash and cash equivalents	10,912	11,423	15,740

Interest bearing time deposits with other banks	5,960	5,960	2,480

Available-for-sale securities	304,792	306,146	312,322

Loans held for sale	1,152	497	545

Loans (net of allowance for loan losses: $6,959 at June 30, 2015;
$6,815 at December 31, 2014 and $6,751 at June 30, 2014)	564,692	547,290	533,126

Premises and equipment	12,582	12,357	11,501
Accrued interest receivable	3,584	3,644	3,557
Goodwill	10,256	10,256	10,256
Bank owned life insurance	20,615	20,309	14,921
Other assets	7,934	7,166	9,721

TOTAL ASSETS	$ 942,479	$ 925,048	$ 914,169

LIABILITIES:
Deposits:
Noninterest-bearing	$ 100,469	$ 95,526	$ 94,434
Interest-bearing	691,418	678,407	671,022
Total deposits	791,887	773,933	765,456
Borrowed funds	39,194	41,799	43,075
Accrued interest payable	674	756	735
Other liabilities	7,499	8,032	6,664
TOTAL LIABILITIES	839,254	824,520	815,930
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2015 or 2014
Common stock
$1.00 par value; authorized 15,000,000 shares at June 30, 2015, December 31, 2014 and
June 30, 2014; issued 3,335,236 shares at June 30, 2015, December 31, 2014 and
June 30, 2014	3,335	3,335	3,335
Additional paid-in capital	25,124	25,150	25,142
Retained earnings	83,371	79,512	76,925
Accumulated other comprehensive income (loss)	171	767	1,100
Treasury stock, at cost: 306,560 shares at June 30, 2015; 296,280 shares at
December 31, 2014 and 296,758 shares at June 30, 2014	(8,776)	(8,236)	(8,263)
TOTAL STOCKHOLDERS' EQUITY	103,225	100,528	98,239
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 942,479	$ 925,048	$ 914,169

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2015	2014	2015	2014
INTEREST INCOME:
Interest and fees on loans	$ 7,129	$ 7,118	$ 14,168	$ 14,106
Interest-bearing deposits with banks	39	13	70	26
Investment securities:
Taxable	765	849	1,519	1,737
Nontaxable	801	840	1,649	1,682
Dividends	34	69	133	119
TOTAL INTEREST INCOME	8,768	8,889	17,539	17,670
INTEREST EXPENSE:
Deposits	1,035	1,094	2,044	2,199
Borrowed funds	172	145	347	309
TOTAL INTEREST EXPENSE	1,207	1,239	2,391	2,508
NET INTEREST INCOME	7,561	7,650	15,148	15,162
Provision for loan losses	120	150	240	330
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,441	7,500	14,908	14,832
NON-INTEREST INCOME:
Service charges	1,028	1,102	2,004	2,141
Trust	180	186	374	377
Brokerage and insurance	255	137	382	257
Gains on loans sold	60	30	98	70
Investment securities gains, net	175	75	301	246
Earnings on bank owned life insurance	154	121	306	242
Other	103	104	218	209
TOTAL NON-INTEREST INCOME	1,955	1,755	3,683	3,542
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,993	2,893	6,049	5,810
Occupancy	348	304	717	654
Furniture and equipment	87	94	215	194
Professional fees	180	208	412	442
FDIC insurance	116	116	232	229
Pennsylvania shares tax	200	191	401	384
Other	1,504	1,194	2,737	2,378
TOTAL NON-INTEREST EXPENSES	5,428	5,000	10,763	10,091
Income before provision for income taxes	3,968	4,255	7,828	8,283
Provision for income taxes	779	890	1,519	1,742
NET INCOME	$ 3,189	$ 3,365	$ 6,309	$ 6,541

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.06	$ 1.11	$ 2.09	$ 2.15
Net Income - Diluted	$ 1.06	$ 1.11	$ 2.09	$ 2.15
Cash Dividends Paid	$ 0.405	$ 0.385	$ 0.810	$ 0.770

Number of shares used in computation - basic	3,019,661	3,039,734	3,022,945	3,040,822
Number of shares used in computation - diluted	3,020,725	3,040,661	3,023,479	3,041,227

Financial Highlights

	Three Months Ended		Six Months Ended
	June 30		June 30
	2015	2014	2015	2014
Performance Ratios and Share Data:
Return on average assets (annualized)	1.36%	1.49%	1.36%	1.45%
Return on average equity (annualized)	12.45%	13.88%	12.41%	13.63%
Net interest margin (tax equivalent)	3.77%	3.92%	3.81%	3.89%
Cash dividends paid per share	$ 0.405	$ 0.385	$ 0.810	$ 0.770
Earnings per share - basic	$ 1.06	$ 1.11	$ 2.09	$ 2.15
Earnings per share - diluted	$ 1.06	$ 1.11	$ 2.09	$ 2.15
Number of shares used in computation - basic	3,019,661	3,039,734	3,022,945	3,040,822
Number of shares used in computation - diluted	3,020,725	3,040,661	3,023,479	3,041,227

Balance Sheet Highlights (dollars in thousands):	June 30, 2015	December 31, 2014	June 30, 2014

Assets	$ 942,479	$ 925,048	$ 914,169
Investment securities:
Available for sale	304,792	306,146	312,322
Loans (net of unearned income)	571,651	554,105	539,877
Allowance for loan losses	6,959	6,815	6,751
Deposits	791,887	773,933	765,456
Stockholders' Equity	103,225	100,528	98,239
Non-performing assets	9,208	9,227	9,203
Non-performing assets to total loans	1.61%	1.67%	1.70%
Annualized net charge-offs to total loans	0.03%	0.16%	0.25%
Average Leverage Ratio	11.08%	10.99%	10.85%
Common shares outstanding	3,028,676	3,038,956	3,038,477
Book value per share	$ 34.03	$ 32.83	$ 31.97